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                                                                 Exhibit 10.2
                                                                 ------------

           ASSIGNMENT, ASSUMPTION, CONSENT AND AMENDMENT AGREEMENT

         This Assignment, Assumption, Consent and Amendment Agreement ("Assignment"), dated as of November 6, 2001, is by and among SunGard Financial Systems Inc. ("SunGard"), Commercial Bank of New York ("Bank"), and CBNY Investment Services Corp. ("CBNY Corp.").

                                  Background

A. SunGard and Bank are parties to the Remote Processing Agreement dated December 6, 2000 ("Processing Agreement"). Pursuant to the Processing Agreement, CBNY Corp., a wholly owned subsidiary of Bank, is considered to be the customer under the Agreement, solely for so long as CBNY Corp. is a wholly owned subsidiary of Bank.

B. On or about November 9, 2001, Bank will be purchased by North Fork Bank and CBNY Corp. will be spun off as a stand alone company, such that CBNY Corp. will no longer be a wholly owned subsidiary of Bank or its successor.

C. Bank and CBNY Corp. desire that the Processing Agreement be assigned to CBNY Corp. and CBNY Corp. desires to assume the Processing Agreement, and SunGard has agreed to consent to such assignment and assumption, all pursuant to the terms and conditions set forth herein.

         Therefore, SunGard, Bank, and CBNY Corp., intending to be legally bound, agree as follows:

1. Assignment and Assumption. Bank hereby assigns and transfers to CBNY Corp. all of Bank's right, interest and obligations in and to the Processing Agreement. CBNY Corp. hereby agrees to assume, perform or otherwise satisfy all liabilities and obligations set forth in the Processing Agreement, including but not limited to those provisions regarding the scope and use of the System Services under the Processing Agreement.

2. Consent. Subject to the deposit of the Security Deposit (as hereinafter defined) by CBNY Corp. with the Escrow Agent (as hereinafter defined), SunGard hereby consents to the assignment and assumption of the Processing Agreement to CBNY Corp. and to the release of the Bank from all obligations under the Processing Agreement.

3. Escrow. (a) Deposit. In consideration for SunGard's consent to the assignment and assumption of the Processing Agreement, CBNY Corp. shall deposit with First Union National Bank ("Escrow Agent") the amount of $216,000 ( "Security Deposit") upon execution of this Assignment. Additionally, upon execution of this Agreement, the parties shall execute and deliver an escrow agreement in the form attached as Exhibit A hereto ("Escrow Agreement"). The Security Deposit will be held and disposed of by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement. The Security Deposit shall be held in escrow by Escrow Agent in an interest bearing account until December 6, 2005. CBNY Corp. shall be responsible for all fees and expenses of the Escrow Agent pursuant to Section 10 of the Escrow Agreement

         (b) Release Conditions. CBNY Corp. acknowledges and agrees that in the event of the termination of the Remote Processing Agreement by SunGard pursuant to paragraph 8.3 thereof, all unpaid monthly minimum fees for the remaining portion of the Initial Term of the Processing Agreement, as well as all other fees and charges due but not yet paid to SunGard shall be immediately due and payable by CBNY Corp. CBNY Corp. further acknowledges that upon any such termination, SunGard may apply set off of the Security Deposit and any interest accrued thereon against any sums due to SunGard by CBNY Corp. under the Processing Agreement, and that the foregoing right of set-off shall be in addition to, and not in replacement of, all rights and remedies that SunGard may have pursuant to the Processing Agreement.


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4. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Processing Agreement. Except as expressly amended hereby, the provisions of the Processing Agreement shall remain in full force and effect.

5. This Assignment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Consent Agreement to be executed by their respective duly authorized representatives as set forth below.

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
SUNgard FINANCIAL SYSTEMS Inc.                                COMMERCIAL BANK OF NEW YORK

BY:  /s/ Michael Nemerowski                                   BY: /s/ Jacob Berman
     ---------------------------                                  --------------------------
PRINT NAME:  Michael Nemerowski                               PRINT NAME:  Jacob Berman
PRINT TITLE: President                                        PRINT TITLE: President


CBNY INVESTMENT SERVICES CORP.                                COMMERCIAL BANK OF NEW YORK

BY:  /s/ Jose Aparecido Paulucci                              BY:  /s/ David J. Minder
     ---------------------------                                  --------------------------
PRINT NAME:   President                                       PRINT NAME:  David Minder
PRINT NAME:   Jose A. Paulucci                                PRINT NAME:  Counsel


CBNY INVESTMENT SERVICES CORP.

BY: /s/ Patricia Cappeto
    ---------------------------
PRINT NAME:  1st Vie President, Director Compliance and Legal
PRINT TITLE: Patricia Cappeto

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